Exhibit 99.1

FOR IMMEDIATE RELEASE

JanOne taps distinguished chemist Dr. Doug Flanagan as chief formulation advisor

Dr. Flanagan, an accomplished chemist and formulation specialist, leads manufacturing and clinical development of JanOne’s PAD candidate TV1001SR

LAS VEGAS, NV, June 25, 2020 - JanOne Inc. (NASDAQ: JAN), a company focused on bringing treatments to market for conditions that cause severe pain and drugs with non-addictive pain relieving properties, continues to build a world-class team of biopharma experts with the addition of  Douglas Flanagan, PhD as the company’s chief formulation advisor. Dr. Flanagan will work directly with CoreRX, JanOne’s manufacturing partner to ensure the integrity of TV1001SR, the company’s clinical candidate for treating Peripheral Artery Disease (PAD) expected soon to enter phase 2 trials. He will also play an integral role for the potential identification and advancement of other clinical candidates to treat pain as the company hopes to broaden its pipeline in the near future.

According to Tony Isaac, JanOne’s chief executive officer, “We are confident that Dr. Flanagan’s extensive accomplishments as a researcher, chemist and formulation advisor to some of the world’s leading biopharma companies will ensure proper formulation of our clinical candidates. We welcome his expertise and look forward to his contribution to our future success.”

Dr. Flanagan brings over 40 years of scientific, pharmaceutical formulation and clinical experience and has published over 90 peer reviewed articles and delivered over 150 presentations, talks and lectures around the world. He has lent his formulation expertise to over 50 pharmaceutical companies and medical organizations including Abbott Laboratories, Pfizer Animal Health (spun off as Zoetis), Bristol Myers Squibb, the World Health Organization and the Federal Drug Administration(FDA) to name a few. In addition to serving as an expert witness to successfully litigate various pharmaceutical patents, Dr. Flanagan also holds various formulation patents, including pharmaceutical formulations of nitrite, a key component of TV1001SR. Dr. Flanagan was appointed as Emeritus Professor at the University of Iowa College of Pharmacy where he served as a faculty member for 34 years.

Dr Flanagan commented, “I am pleased to advise the team at JanOne. I hope to help accelerate treatments for diseases that cause severe pain such as PAD. I also share in the company’s ultimate mission to reduce the need for opioid prescriptions by bringing to market non-addictive pain relieving formulations.”

About JanOne

JanOne is a unique NASDAQ-listed company that is focused on bringing medications to market to treat diseases that cause severe pain in an effort to reduce the need for prescriptions opioids often used to treat disease associated pain. The company is also exploring solutions for non-addictive pain medications. The lead candidate is for treating peripheral artery disease (PAD), a condition that affects over 8.5 million Americans, with plans currently underway for phase 2b trials. JanOne is currently dedicated to funding resources toward innovation, technology, and education for PAD and neuropathic pain. The company continues to operate its legacy businesses, ARCA Recycling and GeoTraq, under their current brand names. ARCA Recycling provides turnkey recycling and replacement services for utilities and other sponsors of energy efficiency programs. GeoTraq engages in the development, design and,

Exhibit 99.1

ultimately, the company expects, sale of Mobile IoT modules. Please visit www.janone.com for additional information.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the company’s expectation that TV1001SR will soon enter phase 2 trials, the identification of other potential candidates to treat pain, and other statements including words such as “continue”, “expect”, “intend”, “will”, “hope” “should”, “would”, “may”, “potential” and other similar expressions. Such statements reflect our current views with respect to future events and are subject to risks and uncertainties and are necessarily based upon a number of estimates and assumptions that, while considered reasonable by us, are inherently subject to significant business, economic, competitive, political and social uncertainties, and contingencies. Many factors could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements described in this press release. Such factors could include, among others, those detailed in the Company’s periodic reports filed with the Securities and Exchange Commission (the “SEC”).

Should one or more of these risks or uncertainties materialize, or should the assumptions set out in the section entitled “Risk Factors” in our filings with the SEC underlying those forward-looking statements prove incorrect, actual results may vary materially from those described herein. These forward-looking statements are made as of the date of this press release and we do not intend, and do not assume any obligation, to update these forward-looking statements, except as required by law. We cannot assure you that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and accordingly investors are cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein.

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Media contact:

Mark Rosenberg | mark@trueparallel.com | 919-412-7378